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                                      EXHIBIT 11

                                  CHIRON CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


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                                                     THREE MONTHS ENDED             NINE MONTHS ENDED
                                                 ---------------------------   --------------------------
                                                   SEPT. 30,     SEPT. 30,       SEPT. 30,     SEPT. 30,
                                                     1998          1997            1998          1997
                                                 ------------   ------------   ------------   -----------
Earnings per share:

  Income (loss) from continuing operations
    available to common stockholders             $    33,914    $   (19,454)   $    61,558    $     1,296
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    Basic income (loss) per share                $      0.19    $     (0.11)   $      0.35    $      0.01
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    Diluted income (loss) per share              $      0.19    $     (0.11)   $      0.34    $      0.01
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  Net income (loss) available to common
    stockholders                                 $    84,435    $   (12,681)   $   164,303    $    18,397
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    Basic income (loss) per share                $      0.47    $     (0.07)   $      0.93    $      0.11
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    Diluted income (loss) per share              $      0.47    $     (0.07)   $      0.91    $      0.10
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Shares used in earnings per share computations:

  Weighted-average common shares outstanding         177,820        174,221        177,086        172,930
  Effect of dilutive securities:
    Options and equivalents                            1,937              -          2,447          4,393
    Warrants                                             135              -            170            205
    Performance units                                      -              -              -             41
                                                 -----------    -----------    -----------    -----------

  Weighted-average common shares
    outstanding plus assumed conversions             179,892        174,221        179,703        177,569
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